UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 of 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2005
Ameritrade Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-49992 (Commission File Number)	82-0543156 (I.R.S. Employer Identification Number)

4211 South 102nd Street, Omaha, Nebraska (Address of principal executive offices)	68127 (Zip Code)
(402) 331-7856
Registrant’s telephone number, including area code
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On August 31, 2005, C. Kevin Landry resigned as a member of the Registrant’s Board of Directors. On September 1, 2005, the Registrant notified The Nasdaq Stock Market that as a result of the resignation of Mr. Landry, who was a member of the audit committee of the Registrant’s Board of Directors, the audit committee is currently comprised of two members and no longer satisfies the requirement under Rule 4350(d) of the Nasdaq Marketplace rules that the audit committee have at least three members. The rule permits the Registrant a cure period to fill the vacancy until the earlier of the next annual shareholders meeting or one year from the occurrence of the event that caused the failure to comply with this requirement. The Registrant intends to fill the vacancy on the audit committee as promptly as practicable.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERITRADE HOLDING CORPORATION
Date: September 2, 2005	/s/ John R. MacDonald
John R. MacDonald
Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer